File Number 88550907

STATE OF ILLINOIS
OFFICE OF THE SECRETARY OF STATE

Whereas,     ARTICLES OF INCORPORATION OF
             KENILWORTH FUND, INC.

                         INCORPORATED UNDER THE LAWS OF THE
                         STATE OF ILLINOIS HAVE BEEN
                         FILED IN THE OFFICE OF THE
                         SECRETARY OF STATE AS PROVIDED BY
                         THE BUSINESS CORPORATION ACT OF
                         ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, Jim Edgar, Secretary of State of the State of
Illinois, by virtue of the power vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, Thereto set my hand, and cause to be affirmed the Great Seal of the State of Illinois, at the City of Springfield, this 24TH day of OCTOBER A.D. 1988 and of the Independence of the United States the two hundred and 13TH.



SEAL


     JIM EDGAR
     Secretary of State


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  BCA.-2.10 (Rev. Jul 1984)
  JIM EDGAR -Secretary of State
  State of Illinois

                    ARTICLES OF INCORPORATION


  Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following
Articles of Incorporation.

  ARTICLE ONE     The name of the corporation is
Kenilworth Fund, Inc.

  ARTICLE TWO
  The name and address of the initial registered agent and its registered office are:

  Registered Agent: Mohini C. Pai


  Registered Office:  One First National Plaza - Suite 2596
                       Chicago            60603  Cook County

  ARTICLE THREE The purpose or purposes for which the corporation is organized are:
                    See Attached

  ARTICLE FOUR
   Paragraph 1: The authorized shares shall be:
   Common    N/A (par value)  authorized  10,000,000

   Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

  ARTICLE FIVE
  The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

    Common         N/A (par value)  10,000,000   $ 1,000
                                        TOTAL    $1,000
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  ARTICLE SIX
  OPTIONAL
  The number of directors constituting the initial board of directors of the corporation is _________, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:
                Name            Residential Address
                N/A

 ARTICLE SEVEN (OPTIONAL)
             (a)     It Is estimated that the value of all
property to be owned by the corporation   $_______ for the
following year wherever located will be: N/A
              (b) It is estimated that the value of the property to be located within the State of Illinois during the following
year will be:   $________
              (c) It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be: $________
              (d) It is estimated that the gross amount of business which will be transacted from places of business In the State of Illinois during the following year will be: $______

  ARTICLE EIGHT (OTHER PROVISIONS)
             Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights; denying cumulative voting;
regulating internal affairs; voting majority requirements: fixing a duration other then perpetual; etc.

                   NAMES & ADDRESSES OF INCORPORATORS
    The undersigned incorporator(s) hereby declare(S), under
penalties of perjury, that the statements made in the foregoinq
Articles of Incorporation are true.
  Dated   9-28-88
  /s/ Mohini C. Pai, 324 Sheridan Road, Kenilworth, Illinois
60043

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  KENILWORTH FUND, INC.

  THIRD: The nature of the business, objects and purposes proposed to be transacted, promoted and carried on by the corporation is to do any and all of the things herein set forth, as fully and to the same extent as allowable by Illinois Business
Corporation Act, and in any part, of the world, viz.

  1. To purchase, become interested in, receive, own, hold, invest and reinvest in, sell, negotiate, exchange, transfer, assign, mortgage, pledge, turn to account, realize upon, and otherwise acquire and dispose of securities of every kind,
character and description, issued or   created by, or secured
upon the property, income of revenues, of individuals, associations, public and private corporations, the United States of America, its agencies and instrumentalities, or any territory, state, county, city, town, district or other political subdivision, or any foreign government or any political subdivision thereof; and to acquire or become interested in any such securities by original subscription, underwriting, participation in syndicates, purchase, exchange, or otherwise. The term "securities," whenever used herein, shall be consistent with the context, and without limiting the generality of the foregoing, include shares of stock (preferred, common and debenture), scrip, purchase or subscription warrants or other rights, voting trust certificates, certificates of interest or participation in any profit sharing agreement, pre-organization certificates of subscriptions, fractional or undivided interests in oil, gas or other mineral rights, investment contracts, evidences of interest, ownership, or indebtedness, call or time loans, notes, acceptances, commercial paper, bonds, debentures, mortgages, collateral trust certificates, and in general any interests or instruments commonly known as securities, or any certificate of interest or participation in, any temporary or interim certificate for, or receipt for, any of the foregoing, and any securities, negotiable or non-negotiable, secured or unsecured, and however described.

  2. To exercise all rights, powers and privileges with reference to or incident to ownership, use and enjoyment of any such securities, including, but without limitation, the right, power, and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers orprivileges under or with reference to any of such securities; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any such securities, or designed to accomplish any such purpose.

                    1
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  3. To purchase or otherwise acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of, property of all kinds, incuding, but without limitation, specie, money, and foreign exchange, to the extent permitted by law, except that the corporation shall not purchase, own, or sell commodities or future contracts for the delivery of commodities. It shall, when appropriate, engage in covered writing of call and index options.

  4. To buy, sell, mortgage, encumber, hold, own, exchange, rentr or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, build, erect, construct, alter and maintain buildings, structures, and other improvements on real property for its own use for business offices exclusively and may acquire real estate as a result of the foreclosure of mortgages securing the payment of securities then owned by the corporation, or as a result of any reorganization or other readjustment in connection with any securities then owned by the corporation, or otherwise for the purpose of the proper administration of the investments of the corporation in securities. Nothing contained in this paragraph shall be construed to restrict the power of the corporation, subject to all other restrictions and limitations contained in this Certificate of Incorporation, to invest in securities, as defined in paragraph 1 of Article Third of this Certificate of
  Incorporation, whether or not any such security shall be deemed to be an interest in real estate.

  5. To borrow or raise moneys for any of the purposes of the corporation, and from time to time, to draw, make, accept, endorse, execute and issue bonds, debentures, notes, drafts, acceptances, bills of exchange, warrants and other negotiable or non-negotiable instruments and evidences of indebtedness and other securities; and to secure the payment thereof and of the interest thereon by mortgage upon or pledge of, or by conveyance of assignment in trust of, the whole or any part of the property and franchises of the corporation, real, personal, and mixed, tangible or intangible, and wheresoever situated whether at the time owned or thereafter acquired, and to issue, sell, negotiate, pledge, or otherwise dispose ofsuch bonds or other obligations of the corporation for its corporate purposes.

  6. To acquire all or any part of the good will, rights, property, and business of any individual, association or corporation; to pay for the same in cash or in shares of stock, bonds, notes or other obligations of the corporation, or otherwise. To hold, utilize, operate, reorganize, liquidate, and in any manner dispose of the whole or any part of the good will, rights, property and business so acquired, to assume in connection therewith the whole or any part of the liabilities and obligations of any such person, association or corporation; and to conduct in any lawful manner the whole or any part of the

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business thus acquired.

  7. To enter into, make, perform and carry out contracts and undertakings of every kind for any lawful purpose, without limit as to amount, with any individual, association or corporation.

  8. To purchase, sell and transfer, re-acquire, hold, trade and deal in, the bonds, debentures and other securities of the corporation, from time to time, to such extent and in such manner and upon such terms as the Board of Directors shall, consistent with the provisions of this Certificate of Incorporation, determine; and to purchase and re-acquire, from time to time, the shares of its own capital stock; provided, however, that the corporation shall not have power to trade or deal in the shares of its own Common stock.

  9. To conduct its business and maintain offices both within and without the State of Illinois, and in all other states and territories and the District of Columbia, in all dependencies, colonies or possessions of the United States and any foreign countries, and places and to purchase of otherwise acquire, hold, possess, convey, transfer, or otherwise dispose of real and personal property in all thereof to the extent that the same be permissible under their respective laws.

  10. To carry out all or any part of the foregoing objects and purposes, and to exercise any and all of the foregoing rights and powers, and to do any and all of the foregoing acts and things, as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with, or Jointly with, any individual, association or corporation.

  11. In general to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the State of Illinois upon corporations formed under the Act hereinafter referred to.

  The foregoing clauses shall each be construed as purposes, objects and powers, and is hereby expressly provided that the foregoing enumeration of specified purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the corporation, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the corporation by the laws of the State of Illinois or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature not expressed.

  It is the intention that the purposes, objects and powers specified in the Article Third, and all subdivisions thereof, shall except as otherwise expressly provided in no way be I limited or restricted by reference to or inference from the terms of any other clause or subdivision of this Article Third,

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 and that each of the purposes, objects andpowers specified in this Article Third shall be regarded as independent purposes, objects and powers.